UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2026

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-42175	81-4552413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 16th Street, Suite 250
Denver, Colorado 80202
(Address of principal executive offices and zip code)

(303) 831-6704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value	FSUN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On January 26, 2026, FirstSun Capital Bancorp (the “Company”) issued an earnings press release announcing financial results for the fourth quarter and full year ended December 31, 2025. The earnings press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 23, 2026, Diane L. Merdian announced her intention to resign as a director of the Company and its wholly owned subsidiary, Sunflower Bank, N.A. (the “Bank”), in each case effective as of the earlier of (i) the closing of the Company’s proposed merger with First Foundation Inc. and (ii) the 2026 Annual Meeting of Stockholders of the Company (the “2026 Annual Meeting”).
Ms. Merdian has served as a valuable member of the Company’s board of directors (the “Board”) since 2017. In her letter of resignation, Ms. Merdian expressed her pleasure in serving on the boards of the Company and the Bank and wished continued success to the Company and the Bank after her resignation. The Company thanks Ms. Meridian for her service and wishes her the best in her endeavors following her resignation.
On January 23, 2026, on the recommendation of the Nominating and Governance Committee of the Board, the Board appointed Peter E. Murphy as a Class III director, effective immediately, with a term expiring at the 2026 Annual Meeting. Mr. Murphy will fill a vacancy previously created by the resignation of a Class III director. Mr. Murphy was also elected to serve on the board of directors of the Bank. Mr. Murphy was appointed to serve as a member of the Nominating and Governance and Compensation and Succession Committees of the Company and the Bank, as well as the Trust and Fiduciary Committee of the Bank.
Mr. Murphy is the founder and Chief Executive Officer of Wentworth Capital Management, a private investment and venture capital firm focused on media, technology and branded consumer businesses.
Mr. Murphy will participate in the Company’s standard non-employee director compensation arrangements, as described under the heading “Compensation of Directors for Fiscal Year 2024” in the Company’s definitive proxy statement filed with the SEC on March 21, 2025, as such arrangements may be amended from time to time, which description is incorporated herein by reference. In connection with his appointment, on January 23, 2026, Mr. Murphy also received a one-time stock grant of 50 shares of the Company’s common stock to satisfy bank regulatory stock ownership requirements.
Pursuant to a Board Representative Letter dated February 21, 2025 by and between the Company and various trusts associated with Mollie Hale Carter (the “Mollie Hale Carter Trust Stockholder Group”), the Mollie Hale Carter Trust Stockholder Group has the right to designate one nominee to the Board. Mr. Murphy is expected to be the designated nominee of the Mollie Hale Carter Trust Stockholder Group at the 2026 Annual Meeting.
There are no transactions between the Company and Mr. Murphy that would require disclosure under Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Information.
    On January 26, 2026, the Company, made available on its website an investor presentation regarding the Company’s financial results for the fourth quarter and full year ended December 31, 2025, which will be used in connection with an earnings conference call for investors and analysts at 11:00 a.m. (EST) on Tuesday January 27, 2026 and at upcoming investor conferences. The investor presentation is furnished as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit Number	Description
99.1	Earnings Press Release
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSUN CAPITAL BANCORP

Date: January 26, 2026	By:	/s/ Robert A. Cafera, Jr.
	Name:	Robert A. Cafera, Jr.
	Title:	Senior Executive Vice President and Chief Financial Officer
(Principal Financial Officer)